Exhibit 99.1

FOR IMMEDIATE RELEASE

Investment Technology Group Reports

Second Quarter 2009 Results

NEW YORK, NY, July 30, 2009 — Investment Technology Group, Inc. (NYSE: ITG), a leading agency broker and financial technology firm, today announced that for the second quarter ended June 30, 2009, net income was $20.3 million, or $0.46 per diluted share, versus net income of $25.7 million and earnings of $0.58 per diluted share in the second quarter of 2008. ITG’s revenues for the second quarter of 2009 were $168.0 million versus $180.4 million for the second quarter of 2008. Pre-tax margins in the second quarter of 2009 were 20.2 percent compared to 24.4 percent in the second quarter of 2008.

On a sequential basis, second quarter earnings rose 59 percent compared to earnings of $0.29 per diluted share in the first quarter of 2009.  Excluding severance charges, earnings per diluted share rose 23 percent in the second quarter of 2009 compared to the first quarter.  Revenues for the second quarter of 2009 were up 8 percent versus the prior quarter, while pre-tax margins, excluding severance charges, rose by 2 percentage points.

“The second quarter was marked by a degree of stabilization in US pricing and volumes, as inflows into equity mutual funds turned positive,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “However, the overall economic environment remains challenging and our core active customers have yet to return to their previous level of engagement with our execution product suite.”

ITG’s non-US revenues were $46.0 million in the second quarter of 2009 versus revenues of $48.6 million in the second quarter of 2008. Non-US operations generated net income of $2.2 million in the second quarter of 2009, compared to $1.3 million of net income in the second quarter of 2008.  Non-US revenues were up 20 percent in the second quarter of 2009 versus the trailing quarter, while net income moved to profitability after a net loss of $2.1 million in the first quarter of 2009.

“Our top line results in Europe improved compared with the first quarter of 2009 along with market conditions, while margins were positively affected by many of the initiatives we have put in place to take advantage of changes in market structure,” said Mr. Gasser.  “In the Asia Pacific region, our revenues significantly outperformed market turnover gains compared with the first quarter of 2009 as we improved traction with clients under our new leadership team. Along with our consistently profitable Canadian business, we are pleased with the international results we have achieved from the deployment of ITG’s capabilities around the globe.”

Year to Date results

For the six months ended June 30, 2009, revenues were $323.6 million compared to $384.6 million in the prior year.  Net income was $33.1 million and diluted earnings per share were $0.76 in the first half of 2009 versus net income of $58.7 million and diluted earnings per share of $1.33 in the first half of 2008.

Conference Call

ITG has scheduled a conference call today at 11:00 a.m. ET to discuss second quarter results. Those wishing to listen to the call should dial 1-800-901-5259 and enter the pass code 13792489 at least 10 minutes prior to the start of the call to ensure connection.  The conference call and webcast will also be accessible through ITG’s web site at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-888-286-8010 and entering the pass code 97020063. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

Investment Technology Group, Inc., is a specialized agency brokerage and financial technology firm that partners with asset managers globally to provide innovative solutions spanning the investment continuum. A leader in electronic trading since launching POSIT® in 1987, ITG’s integrated approach now includes a range of products from portfolio management and pre-trade analysis to trade execution and post-trade evaluation. Asset managers rely on ITG’s independence, experience, and agility to help mitigate risk, improve performance and navigate increasingly complex markets.  The firm is headquartered in New York with offices in North America, Europe and the Asia Pacific region. For more information on ITG, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  These factors are noted throughout ITG’s 2008 Annual Report, on its Form 10-K, and on its Form 10-Qs and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, changes in commission pricing, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, cash flows into or redemptions from equity funds, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally.

ITG Contact:

J.T. Farley

(212) 444-6259

###

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Commissions and fees	$144,111	$153,217	$275,044	$329,444
Recurring	21,983	22,285	43,145	43,930
Other	1,871	4,855	5,443	11,261
Total revenues	167,965	180,357	323,632	384,635

Expenses:
Compensation and employee benefits	58,897	60,174	119,075	129,398
Transaction processing	24,916	24,333	47,846	48,682
Occupancy and equipment	14,900	14,655	29,738	27,755
Telecommunications and data processing services	13,312	12,438	27,282	25,188
Other general and administrative	21,357	22,944	40,398	46,533
Interest expense	601	1,743	1,813	3,956
Total expenses	133,983	136,287	266,152	281,512
Income before income tax expense	33,982	44,070	57,480	103,123
Income tax expense	13,671	18,330	24,331	44,395
Net income	$20,311	$25,740	$33,149	$58,728

Earnings per share:
Basic	$0.47	$0.59	$0.76	$1.34
Diluted	$0.46	$0.58	$0.76	$1.33

Basic weighted average number of common shares outstanding	43,470	43,705	43,404	43,667
Diluted weighted average number of common shares outstanding	43,824	44,256	43,714	44,252

(1) We have changed the income caption commissions revenues to commissions and fee revenues to better reflect the commission equivalent fees earned on spread based trades.

(2) Certain expenses previously included in other general and administrative were reclassified to compensation and employee benefits for comparability.

INVESTMENT TECHNOLOGY GROUP, INC.

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Cash and cash equivalents	$361,727	$352,960
Cash restricted or segregated under regulations and other	65,000	73,218
Deposits with clearing organizations	17,246	43,241
Securities owned, at fair value	6,218	6,399
Receivables from brokers, dealers and clearing organizations	656,814	328,528
Receivables from customers	1,155,874	300,158
Premises and equipment, net	42,519	48,321
Capitalized software, net	68,576	62,821
Goodwill	425,526	423,896
Other intangibles, net	29,833	31,094
Deferred taxes	5,708	2,591
Other assets	11,801	12,226
Total assets	$2,846,842	$1,685,453

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$184,189	$221,582
Short-term bank loans	—	24,900
Payables to brokers, dealers and clearing organizations	927,513	232,527
Payables to customers	793,058	287,515
Securities sold, not yet purchased, at fair value	124	2,479
Income taxes payable	13,114	25,646
Deferred taxes	18,257	8,924
Long term debt	70,700	94,500
Total liabilities	2,006,955	898,073

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,608,738 and 51,582,306 shares issued at June 30, 2009 and December 31, 2008, respectively, and; 43,550,364 and 43,244,184 shares outstanding at June 30, 2009 and December 31, 2008, respectively	516	516
Additional paid-in capital	224,695	219,830
Retained earnings	799,468	766,319
Common stock held in treasury, at cost; 8,058,374 and 8,338,122 shares at June 30, 2009 and December 31, 2008, respectively	(186,654)	(193,206)
Accumulated other comprehensive income (net of tax)	1,862	(6,079)
Total stockholders’ equity	839,887	787,380
Total liabilities and stockholders’ equity	$2,846,842	$1,685,453